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                                                            EXHIBIT 24

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of SYNTRO CORPORATION, (hereinafter called the "Company"), does hereby constitute and appoint J. DONALD TODD, SUSAN H. STROBEL and JANICE E. KATTERHENRY, and each of them, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of 1,217,000 shares of common stock subject to the Company's 1994 Stock Option Plan, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer, or both, of the Company, as indicated below opposite his signature, to the registration statement, or any amendment, post-effective amendment, or papers supplemental thereto to be filed in respect to said shares of common stock of the Company; and each of the undersigned does hereby fully ratify and confirm that all said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 16th day of May, 1995.

           Name                             Title

 /s/ J. Donald Todd              President, Chief Executive Officer,
______________________________   Director
J. Donald Todd



 /s/ Susan H. Strobel            Vice President, Finance and
______________________________   Administration, Chief Financial Officer,
Susan H. Strobel                 Treasurer



 /s/ Janice E. Katterhenry       Assistant Vice President, Finance and
______________________________   Administration, Chief Accounting Officer,
Janice E. Katterhenry            Secretary



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 /s/ Russell T. Stern, Jr.       Chairman of the Board, Director
______________________________
Russell T. Stern, Jr.



 /s/ James L. Bittle             Director
______________________________
James L. Bittle



 /s/ H. Lowell Thomas            Director
______________________________
H. Lowell Thomas